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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  July 21, 2004
                            (Date of report; date of
                            earliest event reported)


                         Commission file number: 1-3754


                      GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


                   Delaware                                38-0572512
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                             200 Renaissance Center
                         P.O. Box 200 Detroit, Michigan
                                   48265-2000
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (313) 556-5000
              (Registrant's telephone number, including area code)









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Item 12.  Results of Operations and Financial Condition


                    GMAC SECOND QUARTER 2004 EARNINGS SUMMARY

General Motors Acceptance Corporation (GMAC) recorded its highest-ever quarterly earnings in the second quarter of 2004. Consolidated net income of $860 million was up $26 million from the $834 million earned in the same quarter of 2003.

For the quarter, net income from financing operations totaled $452 million, up $56 million from the $396 million earned in the prior year. The increase reflects lower credit losses and improved off-lease remarketing results, which more than offset the unfavorable impact of lower net interest margins.

GMAC Insurance Holdings, Inc. earned $75 million in the second quarter of 2004, up $52 million from the same period in 2003. The increase reflects continued growth in underwriting income and improved investment portfolio performance in 2004.

GMAC Mortgage Group, Inc. earned $333 million, down $82 million from last year's record. The decline reflects lower mortgage volume versus the prior year and decreased pricing margins, somewhat offset by higher earning assets.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                     (Registrant)



Dated:        July 21, 2004          /s/  SANJIV KHATTRI
              ----------------       -------------------------------------
                                     Sanjiv Khattri
                                     Executive Vice President,
                                     Chief Financial Officer and Director


Dated:        July 21, 2004          /s/  LINDA K. ZUKAUCKAS
              ----------------       -------------------------------------
                                     Linda K. Zukauckas
                                     Controller and Principal Accounting Officer